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                                                                    EXHIBIT 15.1



November 5, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 5, 2002 on our review of interim financial information of Critical Path, Inc. (the "Company') as of and for the period ended September 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference its Registration Statements on Form S-8 (Nos. 333-63080, 333-51504, 333-44418,
333-40476, 333-36228, 333-95933, 333-95279, 333-87553) and on Form S-3 (Nos.
333-39958, 333-38006, 333-38000, 333-36382).

Very truly yours,


/s/  PricewaterhouseCoopers LLP